Exhibit 10.5

XL CAPITAL LTD
NONSTATUTORY STOCK OPTION AGREEMENT

                    THIS AGREEMENT, by and between XL Capital Ltd, a Cayman Islands corporation (the “Company”), and You (the “Employee”), is effective as of _________________.

WITNESSETH:

                    WHEREAS, the Board of Directors of the Company believes that the interest of the Company will be advanced by granting an incentive to employees and by encouraging and enabling them to acquire stock ownership in the Company and assuring a close identity of their interests with those of the Company; and

                    WHEREAS, pursuant to the provisions of the 1991 Performance Incentive Program (the “Program”) of the Company, the Committee (as defined in the Program) has authorized and directed the execution and delivery of this Agreement in the name of and on behalf of the Company;

                    NOW THEREFORE, the parties hereto agree as follows:

                         a. Subject and pursuant to all terms and conditions stated in this Agreement and in the Program, which is incorporated by reference into this Agreement and made a part hereof as though herein fully set forth, the Company has granted on _________________ (the “Grant Date”) to the Employee the right and option to purchase all or any part of the aggregate number of Ordinary Shares of the Company (the “Shares”) set forth below, to be issued or transferred as provided in the Program at the option price per share set forth below. This option shall not be treated as an incentive stock option as defined in Section 422 of the Code.

                    Option to purchase Shares, for $_______ per share.

                    One-third of such option shall vest and become exercisable on each of the first three anniversaries of Grant Date; provided, however, that (i) the option shall be immediately vested and exercisable in full (A) in the event of a Change of Control (as defined in the Program), or (B) upon termination of the Employee’s employment due to his or her death or Permanent Disability (as defined below); (ii) the option shall continue to vest and become exercisable on the according to the schedule set forth above following termination of employment of the Employee due to his or her Retirement (as defined below); and (iii) upon termination of the Employee’s employment by the Company not for Cause (as defined below), the option will vest and become exercisable at the time of such termination of employment with respect to the number of Ordinary Shares, if any, that would have vested in accordance with the schedule set forth above if the Employee’s employment had continued for an additional twelve (12) months.

                    For purposes hereof, “Permanent Disability” means those circumstances under which the Employee has been unable to perform his duties and responsibilities with the Company for at least 60 continuous days because of physical, mental or emotional incapacity resulting from injury, sickness or disease, and will be unable to continue to perform his or her duties and respon-

sibilities for a total of six (6) months in any twelve (12) month period because of physical, mental or emotional incapacity resulting from injury, sickness or disease; provided, however, that with respect to any Employee who has entered into an employment agreement with the Company, term of which has not expired at the time a determination concerning Permanent Disability is to be made, Permanent Disability shall have the meaning attributed in such employment agreement. For purposes hereof, “Retirement” shall mean the termination of employment by the Employee if (i) such termination of employment occurs after (x) the Employee has reached age 55, and (y) the sum of the Employee’s age and full years of continuous service with the Company equals or exceeds 65, and (ii) a determination has been made the Committee, in its sole discretion, that it is appropriate under the circumstances (taking into account, without limitation, the intention of the Employee with respect to future employment) for this option to become vested at the time of such termination of employment and be exercisable for the full term of the option as provided below. The portion of the option, if any, that is not exercisable immediately following termination of the Employee’s employment shall be immediately forfeited.

          For purposes hereof, “Cause” shall mean: (A) conviction of the Employee of a felony involving moral turpitude or dishonesty; (B) the Employee, in carrying out his or her duties for the Company, has been guilty of (1) gross neglect or (2) willful misconduct; provided, however, that any act or failure to act by the Employee shall not constitute Cause for this purpose if such act or failure to act was committed, or omitted, by the Employee in good faith and in a manner reasonably believed to be in the overall best interests of the Company. The determination of whether the Employee acted in good faith and that he or she reasonably believed his or her action to be in the Company’s overall best interest will be in the reasonable judgment of the General Counsel of the Company or, if the General Counsel shall have an actual or potential conflict of interest, the Committee; (C) the Employee’s continued willful refusal to obey any appropriate policy or requirement duly adopted by the Company and the continuance of such refusal after receipt of notice; or (D) the Employee’s sustained failure to perform the essential duties of his or her role after receipt of notice.

                         b. To the extent the option herein granted becomes exercisable, it may be exercised in whole or in part by the Employee giving notice of exercise to the Program administrator designated from time to time by the Company stating the number of Shares with respect to which the option is being exercised. Such notice shall be in the form prescribed by the Company from time to time. Such exercise shall be effective upon (1) receipt of such notice by the Program administrator and (2) payment in full of the option price.

                         c. The Employee agrees (1) not to disclose any trade or secret data or any other confidential information acquired during employment by the Company or a subsidiary of the Company, during employment or after the termination of employment or retirement, (2) to abide by all the terms and conditions of the Program and such other terms and conditions as may be imposed by the Committee, and (3) not to interfere with the employment of any other employee of the Company or a subsidiary of the Company.

                         d. The options granted under this Agreement shall expire upon the first of the following events to occur:

                           (i) The tenth anniversary of the Agreement;

                          (ii) The third anniversary of the death or Permanent Disability of the Employee;

                         (iii) Unless otherwise provided in an Employment Agreement between the Employee and the Company, the third anniversary of termination of the Employee’s employment by the Company not for Cause within two years following a Change of Control (the “Post-Change Period”);

                         (iv) Ninety days following termination of the Employee’s employment by the Company not for Cause outside a Post-Change Period;

                          (v) The last date of employment of the Employee if employment is terminated by the Company for Cause; or

                         (vi) Thirty days after the last date of employment of the Employee if employment terminates (x) other than as set forth in (ii), (iii), (iv) or (v) of this paragraph d and (y) other than due to Retirement. For the avoidance of doubt, if an Employee’s employment terminates due to Retirement, the option shall remain exercisable until the tenth anniversary of this Agreement.

                         e. The Employee acknowledges that when the Employee is required to recognize income for any tax purposes as the result of the exercise of an option to purchase Shares pursuant to this Agreement, that such income may be subjected to the withholding of tax by the Company. The Employee agrees that the Company may either withhold an appropriate amount from any compensation or any other payment of any kind then payable or which may become payable to the Employee, or the Company may require the Employee to make a cash payment to the Company equal to the amount of withholding required in the opinion of the Company. In the event the Employee does not make such payment when requested, the Company may refuse to issue or cause to be delivered any Shares under this Agreement entered into pursuant to the Program until such payment has been made or arrangements for such payment satisfactory to the Company have been made. In addition, such withholding tax obligations may be satisfied by withholding Shares upon exercise of the option; provided that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable law.

                         f. The Employee shall have no rights as a shareholder with respect to any Ordinary Shares subject to this option prior to the date of exercise of the option by such Employee.

                         g. The option herein granted may be assigned or otherwise transferred only in the following circumstances: (i) by will or the laws of descent and distribution; (ii) by valid beneficiary designation taking effect at death made in accordance with procedures established by the Committee; or (iii) by the Employee to members of his or her “immediate family”, to a trust established for the exclusive benefit of solely one or more members of the Employee’s “immediate family” and/or the Employee, or to a partnership, limited liability company or other entity pursuant to which the only owners are one or more members of the Employee’s “immediate family” and/or the Employee. Any option held by the transferee will continue to be subject to the same terms and conditions that were applicable to the option immediately prior to the transfer, except that the option will be transferable by the transferee only by will or the laws of descent and distribution. For purposes hereof, “immediate family” means the Employee’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws, and relationships arising because of legal adoption.

                        h. The Employee shall comply with the Company’s stock ownership guidelines as in effect from time to time.

                        i. Notwithstanding any term of this option to the contrary, the Company reserves the right to cancel this option or require the return of Shares received under this option (or the cash value of the Shares, as determined by the Board in its sole discretion) to the extent provided hereunder, and in accordance with, the Company’s Clawback Policy as in effect from time to time, such Policy which is incorporated into this Agreement by reference. As a condition to the grant of this option, the Employee agrees that he or she will be subject to, and comply with the terms of, the Company’s Clawback Policy as in effect from time to time as it applies to any compensation, including equity awards, bonus and other incentive awards.

                        j. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:

XL Capital Ltd
XL House
One Bermudiana Road
Hamilton HM08, Bermuda

Attn.: General Counsel

If to the Employee:

At the Employee’s most recent address shown on the Company’s corporate records, or at any other address which the Employee may specify in a notice delivered to the Company in the manner set forth herein.

                         k. This Agreement shall be binding upon and inure to the benefit of the Company and the Employee and their respective heirs, representatives and successors.

                         l. The Employee, by execution of this Agreement, acknowledges receipt of the option granted on the date shown above, as well as a copy of the Program and the Program Prospectus.